UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2017

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

829 Lawson Street City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883
Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes to Registrant’s Certifying Accountant

(a) Resignation of Registered Public Accounting Firm

On April 16, 2017, the Company’s auditor, DYH & Company (“DYH”) informed the Company that the Company no longer fits DYH’s client profile. As a result, they have resigned effective immediately.

During the Company’s most recent fiscal year ended December 31, 2016, and the nine month period ended December 31, 2015, there were (1) no disagreements with DYH on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DYH would have caused DYH to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided DYH with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that DYH furnish the Company with a letter addressed to the SEC stating whether or not DYH & Co. agrees with the above statements. The letter from DYH is filed with this Current Report on form 8-K as Exhibit 16.1.

(b) Engagement of New Public Accounting Firm.

Consequently, the Company completed a competitive process to determine the Company’s independent registered public accounting firm and engaged BF Borgers CPA PC, a PCAOB registered independent public accounting firm. In addition, this week the Company engaged Pickard & Co. CPAs to assist the Company with its internal control over financial reporting.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from DYH & Company to the SEC dated April 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: April 20, 2017	By: /s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from DYH & Company to the SEC dated April 20, 2017.